Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jason Fredette, Director, Investor Relations
(617) 796-8320

Select Income REIT Announces Second Quarter 2015 Results

Normalized FFO of $0.70 Per Share for the Second Quarter

Rental Rates for New and Renewal Leases Increase by 22.1%

Same Property Occupancy up 20 Basis Points and Same Property Cash Basis NOI up 4.3% Year Over Year

Newton, MA (July 28, 2015): Select Income REIT (NYSE: SIR) today announced financial results for the quarter and six months ended June 30, 2015.

David Blackman, President and Chief Operating Officer of SIR, made the following statement:

“Select Income REIT’s second quarter operating results continued the trends we saw in the first quarter, with increasing same property results and increasing rental rates from leasing and rent resets in Hawaii.  The integration of our acquisition of Cole Corporate Income Trust continues to go better than originally expected.  We also recently have been successful in identifying additional high quality single tenant net leased headquarters office property acquisitions at attractive pricing.

“During the second quarter, we also announced a transaction involving our manager, RMR, whereby we acquired a 10.2% economic interest in our manager in exchange for $36.5 million and amended the management agreements with RMR to extend the terms for 20 years.  We believe this transaction further aligns interests of RMR management, ourselves and our shareholders and allows us to continue benefiting from a low cost management structure.”

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Quarter Ended June 30, 2015:

Normalized funds from operations, or Normalized FFO, attributed to SIR for the quarter ended June 30, 2015 were $62.2 million, or $0.70 per basic and diluted share, compared to Normalized FFO attributed to SIR for the quarter ended June 30, 2014 of $39.2 million, or $0.72 per basic and diluted share. Net income attributed to SIR was $29.1 million, or $0.33 per basic and diluted share, for the quarter ended June 30, 2015, compared to $30.2 million, or $0.56 per basic and diluted share, for the same quarter last year. The decline in Normalized FFO per share and net income per share for the quarter ended June 30, 2015 primarily resulted from the increase in SIR’s weighted average number of common shares for the quarter ended June 30, 2015 compared to the quarter ended June 30, 2014, which was partially offset by increases in Normalized FFO and net income from acquisitions, including the acquisition of Cole Corporate Income Trust, or CCIT, and by the positive impact of leasing activity and rent resets at SIR’s Hawaii properties.

The basic and diluted weighted average number of common shares outstanding were 88.6 million for the quarter ended June 30, 2015, and 54.1 million and 54.2 million, respectively, for the quarter ended June 30, 2014.

Reconciliations of net income attributed to SIR determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributed to SIR, and Normalized FFO attributed to SIR for the quarters ended June 30, 2015 and 2014 appear later in this press release.

Results for the Six Months Ended June 30, 2015:

Normalized FFO attributed to SIR for the six months ended June 30, 2015 were $118.2 million, or $1.41 per basic and diluted share, compared to Normalized FFO attributed to SIR for the six months ended June 30, 2014 of $75.6 million, or $1.45 per basic and diluted share. Net income attributed to SIR was $33.1 million, or $0.39 per basic and diluted share, for the six months ended June 30, 2015, compared to $55.3 million, or $1.06 per basic and diluted share, for the six months ended June 30, 2014. The decline in Normalized FFO per share for the six months ended June 30, 2015 primarily resulted from the increase in SIR’s weighted average number of common shares for the six months ended June 30, 2015 compared to the six months ended June 30, 2014, which was partially offset by increases in Normalized FFO from acquisitions, including the acquisition of CCIT, and by the positive impact of leasing activity and rent resets at SIR’s Hawaii properties. The decline in net income attributed to SIR per share for the six months ended June 30, 2015 primarily resulted from costs related to SIR’s acquisition of CCIT and the increase in SIR’s weighted average number of common shares, partially offset by acquisitions and by the positive impact of leasing activity and rent resets at SIR’s Hawaii properties.

The basic and diluted weighted average number of common shares outstanding were 84.1 million for the six months ended June 30, 2015, and 52.0 million and 52.1 million, respectively, for the six months ended June 30, 2014.

Reconciliations of net income attributed to SIR determined in accordance with GAAP to FFO attributed to SIR and Normalized FFO attributed to SIR for the six months ended June 30, 2015 and 2014 appear later in this press release.

Leasing, Occupancy and Same Property Results:

SIR entered into lease renewals for approximately 165,000 square feet and new leases for approximately 70,000 square feet during the quarter ended June 30, 2015, which resulted in combined weighted average rental rates that were approximately 22.1% higher than prior rents for the same space. The weighted average lease term by square footage for leases entered into during the second quarter of 2015 was 12.2 years.  Commitments for tenant improvements, leasing commission costs and concessions for leases entered into during the quarter ended June 30, 2015 totaled approximately $773,000, or approximately $0.27 per square foot per weighted average lease year.  All leasing activity during the quarter ended June 30, 2015 occurred at SIR’s Hawaii properties. During the quarter ended June 30, 2015, SIR also completed three rent resets for Hawaii leases containing approximately 379,000 square feet of land at weighted average rents that were approximately 24.5% higher than the prior rental rates.

As of June 30, 2015, 97.7% of SIR’s total rentable square feet was leased, compared to 97.7% as of March 31, 2015, and 96.1% as of June 30, 2014. Occupancy for properties owned continuously since April 1, 2014 increased to 96.3% at June 30, 2015 from 96.1% at June 30, 2014. Same property cash basis net operating income, or Cash Basis NOI, increased 4.3% for the quarter ended June 30, 2015 when compared to the quarter ended June 30, 2014, largely as a result of leasing and rent reset activity in Hawaii and contractual rent increases for Mainland properties since July 1, 2014.

Reconciliations of net operating income, or NOI, and Cash Basis NOI to net income determined in accordance with GAAP for the quarters and six months ended June 30, 2015 and 2014 appear later in the press release.

Recent Investment Activities:

As previously disclosed, in April 2015, SIR acquired an office property in Phoenix, AZ containing approximately 106,000 square feet for $16.9 million, excluding acquisition costs. This property is 100% leased to Farmers Insurance Exchange for approximately 7.0 years. In July 2015, SIR acquired a 100% occupied single tenant net leased corporate headquarters property located in Richmond, VA containing approximately 89,000 rentable square feet for a purchase price of $12.8 million, excluding acquisition costs, and a remaining lease term of approximately 6.8 years. In addition, as of today, SIR has agreed to acquire the following property:

•                 A 100% occupied single tenant net leased headquarters property located in Kansas City, MO containing approximately 596,000 rentable square feet for a purchase price of $153.5 million, excluding acquisition costs, and a weighted average remaining lease term of approximately 15.9 years.

SIR currently plans to initially fund this pending acquisition with cash on hand and drawings under its unsecured revolving credit facility. Longer term, SIR currently expects to finance certain acquisitions with long term debt and proceeds from property sales.

As previously announced, on June 5, 2015, SIR acquired 3.2 million shares of Reit Management & Research Inc., or RMR Inc., for $36.5 million, excluding transactions costs.  As payment for the shares, SIR issued 880,000 of its common shares valued at $20.6 million and paid the remainder of the purchase price in cash. Through SIR’s acquisition of the RMR Inc. shares, SIR indirectly acquired an economic ownership of 10.2% of Reit Management & Research LLC, or RMR LLC, SIR’s manager.  SIR currently expects to distribute approximately half of its RMR Inc. shares to its shareholders by year end 2015, but SIR will not distribute its RMR Inc. shares until a registration statement, including a prospectus, is declared effective by the Securities and Exchange Commission, or SEC.  In connection with entering into a transaction agreement with RMR Inc., SIR and RMR LLC entered into amended and restated business and property management agreements, which among other things, extend the terms of the agreements for 20 years.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, David Blackman, and Treasurer and Chief Financial Officer, John Popeo, will host a conference call to discuss SIR’s second quarter 2015 financial results.

The conference call telephone number is (877) 328-4494. Participants calling from outside the United States and Canada should dial (412) 317-5433. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, August 4, 2015. To access the replay, dial (412) 317-0088. The replay pass code is 10068843.

A live audio webcast of the conference call will also be available in a listen-only mode on the company’s website, which is located at www.sirreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website following the call for about one week. The transcription, recording and retransmission in any way of SIR’s second quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s Second Quarter 2015 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

SIR is a real estate investment trust, or REIT, which owns and invests in properties that are primarily net leased to single tenants.  SIR is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, Cash Basis NOI, FFO attributed to SIR and Normalized FFO attributed to SIR.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                 MR. BLACKMAN, SIR’S PRESIDENT AND CHIEF OPERATING OFFICER, HAS MADE STATEMENTS IN THIS PRESS RELEASE REGARDING INCREASING RENTAL RATES FROM LEASING AND RENT RESETS IN HAWAII, INTEGRATING COLE CORPORATE INCOME TRUST AND IDENTIFYING ADDITIONAL POTENTIAL ACQUISITIONS. IN FACT, THERE CAN BE NO ASSURANCE THAT (1) SIR WILL HAVE CONTINUED SUCCESS INCREASING RENTAL RATES FROM LEASING AND RENT RESETS IN HAWAII OR THAT SIR’S SAME PROPERTY RESULTS WILL CONTINUE TO INCREASE, (2) INTEGRATION OF SIR’S ACQUISITION OF COLE CORPORATE INCOME TRUST WILL CONTINUE TO BE SUCCESSFUL OR (3) SIR WILL CONTINUE TO BE SUCCESSFUL IN IDENTIFYING ADDITIONAL PROPERTIES TO ACQUIRE,

•                 THIS PRESS RELEASE STATES THE PURCHASE PRICE SIR PAID FOR THE RMR INC. SHARES AND SIR’S ECONOMIC OWNERSHIP INTEREST IN RMR LLC. AN IMPLICATION OF THESE STATEMENTS MAY BE THAT THE RMR INC. SHARES SIR EXPECTS TO DISTRIBUTE TO SIR’S SHAREHOLDERS WILL HAVE A MARKET VALUE AT LEAST EQUAL TO THE VALUE SIR PAID FOR THE RMR INC. SHARES.  IN FACT, THE VALUE OF THE RMR INC. SHARES MAY BE DIFFERENT FROM THE PRICE SIR PAID FOR THE RMR INC. SHARES.  THE MARKET VALUE OF THE RMR INC. SHARES WILL DEPEND UPON VARIOUS FACTORS, INCLUDING SOME THAT ARE BEYOND SIR’S CONTROL, SUCH AS MARKET CONDITIONS GENERALLY AT THE TIME THE RMR INC. SHARES ARE AVAILABLE FOR TRADING.  THERE CAN BE NO ASSURANCE PROVIDED REGARDING THE PRICE AT WHICH THE RMR INC. SHARES WILL TRADE IF AND WHEN THEY ARE DISTRIBUTED AND LISTED ON A NATIONAL STOCK EXCHANGE,

•                 THIS PRESS RELEASE STATES THAT SIR CURRENTLY EXPECTS TO DISTRIBUTE APPROXIMATELY HALF OF THE RMR INC. SHARES SIR ACQUIRED TO SIR’S SHAREHOLDERS AND THAT SIR CURRENTLY EXPECTS THE DISTRIBUTION OF RMR INC SHARES WILL OCCUR BY YEAR END 2015.  THE PROCESS OF PREPARING A REGISTRATION STATEMENT FOR THE DISTRIBUTION OF THE RMR INC. SHARES REQUIRES EXTENSIVE LEGAL AND ACCOUNTING SERVICES.  AFTER A REGISTRATION STATEMENT IS FILED, IT WILL BE SUBJECT TO REVIEW BY SEC STAFF, WHICH MAY ALSO TAKE CONSIDERABLE TIME.  SIR CAN PROVIDE NO ASSURANCE WHEN OR IF THE REGISTRATION STATEMENT WILL BE DECLARED EFFECTIVE BY THE SEC, THAT THE RMR INC. SHARES WILL BE APPROVED FOR LISTING ON A NATIONAL STOCK EXCHANGE OR IF THE DISTRIBUTION OF THE RMR INC. SHARES WILL OCCUR BY YEAR END 2015, OR EVER,

•                 THIS PRESS RELEASE STATES THAT THE BUSINESS MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN SIR AND RMR LLC HAVE BEEN AMENDED AND EXTENDED FOR 20 YEAR TERMS. THE AMENDED MANAGEMENT AGREEMENTS INCLUDE TERMS WHICH PERMIT EARLY TERMINATION AND EXTENSIONS IN CERTAIN CIRCUMSTANCES.  ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR 20 YEARS OR FOR SHORTER OR LONGER TERMS, AND

•                 THIS PRESS RELEASE STATES THAT SIR HAS AGREED TO ACQUIRE A PROPERTY FOR $153.5 MILLION, EXCLUDING ACQUISITION COSTS. THIS TRANSACTION IS SUBJECT TO CLOSING CONDITIONS. THESE CONDITIONS MAY NOT BE SATISFIED AND THIS ACQUISITION MAY NOT OCCUR, MAY BE DELAYED OR THE PRICE AND TERMS MAY CHANGE.  FURTHERMORE, THIS PRESS RELEASE STATES THAT LONGER TERM, SIR CURRENTLY EXPECTS TO FINANCE CERTAIN ACQUISITIONS WITH LONG TERM DEBT AND PROCEEDS FROM PROPERTY SALES.  THERE IS NO ASSURANCE THAT THESE ACQUISITIONS WILL BE FINANCED WITH LONG TERM DEBT OR PROCEEDS FROM PROPERTY SALES IN THE FUTURE.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Rental income	$92,166	$48,465	$172,644	$93,528
Tenant reimbursements and other income	15,048	8,092	28,985	16,057
Total revenues	107,214	56,557	201,629	109,585

Expenses:
Real estate taxes	9,019	5,483	17,376	10,935
Other operating expenses	9,801	4,502	18,808	9,029
Depreciation and amortization	32,390	10,495	57,109	19,789
Acquisition related costs	779	136	21,318	374
General and administrative	6,368	2,198	13,160	7,374
Total expenses	58,357	22,814	127,771	47,501

Operating income	48,857	33,743	73,858	62,084

Interest expense (including net amortization of debt premiums and discounts and deferred financing fees of $1,210, $399, $2,381 and $804, respectively)	(19,497)	(3,634)	(33,676)	(6,992)
(Loss) gain on early extinguishment of debt	-	-	(6,845)	243
Income before income tax expense and equity in earnings of an investee	29,360	30,109	33,337	55,335
Income tax expense	(195)	(19)	(226)	(90)
Equity in earnings of an investee	23	118	95	21
Net income	29,188	30,208	33,206	55,266
Net income allocated to noncontrolling interest	(48)	-	(89)	-
Net income attributed to SIR	$29,140	$30,208	$33,117	$55,266

Weighted average common shares outstanding - basic	88,617	54,136	84,078	51,991
Weighted average common shares outstanding - diluted	88,631	54,190	84,090	52,071

Basic and diluted net income attributed to SIR per common share	$0.33	$0.56	$0.39	$1.06

Select Income REIT

Funds from Operations and Normalized Funds from Operations (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income attributed to SIR	$29,140	$30,208	$33,117	$55,266
Plus: depreciation and amortization	32,390	10,495	57,109	19,789
Plus: net income allocated to noncontrolling interest	48	-	89	-
Less: FFO allocated to noncontrolling interest	(114)	-	(197)	-
FFO attributed to SIR	61,464	40,703	90,118	75,055
Plus: acquisition related costs	779	136	21,318	374
Plus: estimated business management incentive fees (2)	-	(1,611)	-	427
Plus: loss (gain) on early extinguishment of debt	-	-	6,845	(243)
Less: normalized FFO from noncontrolling interest, net of FFO	(3)	-	(62)	-
Normalized FFO attributed to SIR	$62,240	$39,228	$118,219	$75,613

Weighted average common shares outstanding - basic	88,617	54,136	84,078	51,991
Weighted average common shares outstanding - diluted	88,631	54,190	84,090	52,071

FFO attributed to SIR per share - basic and diluted	$0.69	$0.75	$1.07	$1.44
Normalized FFO attributed to SIR per share - basic and diluted	$0.70	$0.72	$1.41	$1.45

(1)

SIR calculates FFO attributed to SIR and Normalized FFO attributed to SIR as shown above. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO attributed to SIR differs from NAREIT’s definition of FFO because SIR includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter they are recognized as expense in accordance with GAAP and SIR excludes acquisition related costs, gains and losses on early extinguishment of debt and Normalized FFO from noncontrolling interest, net of FFO. SIR considers FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate measures of operating performance for a REIT, along with net income, net income attributed to a REIT, operating income and cash flow from operating activities. SIR believes that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of its operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s status as a REIT, limitations in SIR’s revolving credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance, and SIR’s expected needs and availability of cash to pay its obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributed to SIR, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs. These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO attributed to SIR and Normalized FFO attributed to SIR differently than SIR does.

(2)

Amounts represent estimated incentive fees under SIR’s business management agreement calculated after the end of each calendar year based upon common share total return. In 2014, this incentive fee was payable in SIR’s common shares; in 2015, any such fees will be payable in cash. In calculating net income in accordance with GAAP, SIR recognizes estimated business management incentive fee expense, if any, each quarter. Although SIR recognizes this expense, if any, each quarter for purposes of calculating net income, SIR does not include these amounts in the calculation of Normalized FFO attributed to SIR until the fourth quarter, which is when the actual expense amount for the year is determined.

Select Income REIT

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Calculation of NOI and Cash Basis NOI:
Rental income	$92,166	$48,465	$172,644	$93,528
Tenant reimbursements and other income	15,048	8,092	28,985	16,057
Real estate taxes	(9,019)	(5,483)	(17,376)	(10,935)
Other operating expenses	(9,801)	(4,502)	(18,808)	(9,029)
NOI	88,394	46,572	165,445	89,621
Non-cash straight line rent adjustments included in rental income	(6,646)	(4,595)	(12,473)	(8,057)
Lease value amortization included in rental income	(1,288)	(60)	(2,096)	(77)
Lease termination fees included in rental income	-	-	(48)	-
Cash Basis NOI	$80,460	$41,917	$150,828	$81,487

Reconciliation of Cash Basis NOI and NOI to Net Income:
Cash Basis NOI	$80,460	$41,917	$150,828	$81,487
Non-cash straight line rent adjustments included in rental income	6,646	4,595	12,473	8,057
Lease value amortization included in rental income	1,288	60	2,096	77
Lease termination fees included in rental income	-	-	48	-
NOI	88,394	46,572	165,445	89,621
Depreciation and amortization	(32,390)	(10,495)	(57,109)	(19,789)
Acquisition related costs	(779)	(136)	(21,318)	(374)
General and administrative	(6,368)	(2,198)	(13,160)	(7,374)
Operating income	48,857	33,743	73,858	62,084

Interest expense	(19,497)	(3,634)	(33,676)	(6,992)
(Loss) gain on early extinguishment of debt	-	-	(6,845)	243
Income before income tax expense and equity in earnings of an investee	29,360	30,109	33,337	55,335
Income tax expense	(195)	(19)	(226)	(90)
Equity in earnings of an investee	23	118	95	21
Net income	$29,188	$30,208	$33,206	$55,266

(1)

The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SIR’s property level results of operations. SIR calculates NOI and Cash Basis NOI as shown above.  SIR defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. SIR defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. SIR considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SIR’s properties.  SIR uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and SIR believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP, and should not be considered as an alternative to net income, net income attributed to SIR, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs.  These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SIR does.

Select Income REIT

Reconciliation of Consolidated Net Operating Income to Same Property Net Operating Income and Calculation of Same Property Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of Consolidated NOI to Same Property NOI:
Rental income	$92,166	$48,465	$172,644	$93,528
Tenant reimbursements and other income	15,048	8,092	28,985	16,057
Real estate taxes	(9,019)	(5,483)	(17,376)	(10,935)
Other operating expenses	(9,801)	(4,502)	(18,808)	(9,029)
Consolidated NOI	88,394	46,572	165,445	89,621
Less:
NOI of properties not included in same property results	(41,870)	(383)	(79,436)	(4,473)
Same property NOI	$46,524	$46,189	$86,009	$85,148

Calculation of Same Property Cash Basis NOI:
Same Property NOI	$46,524	$46,189	$86,009	$85,148
Less:
Non-cash straight line rent adjustments included in rental income	(3,100)	(4,555)	(4,684)	(7,205)
Lease value amortization included in rental income	(31)	(18)	(47)	(34)
Lease termination fees included in rental income	-	-	(48)	-
Same property cash basis NOI	$43,393	$41,616	$81,230	$77,909

(1)

The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SIR’s property level results of operations. SIR calculates NOI and Cash Basis NOI as shown above. SIR defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. SIR defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. SIR considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SIR’s properties. SIR uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and SIR believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP, and should not be considered as an alternative to net income, net income attributed to SIR, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs. These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SIR does.

Select Income REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Real estate properties:
Land	$1,026,684	$756,160
Buildings and improvements	2,985,437	1,110,683
	4,012,121	1,866,843
Accumulated depreciation	(128,126)	(94,333)
	3,883,995	1,772,510

Acquired real estate leases, net	503,484	120,700
Cash and cash equivalents	22,709	13,504
Restricted cash	271	42
Rents receivable, including straight line rents of $77,367 and $64,894, respectively, net of allowance for doubtful accounts of $1,527 and $1,664, respectively	82,043	68,385
Deferred leasing costs, net	6,189	6,196
Deferred financing costs, net	18,281	3,416
Other assets	104,445	8,478
Total assets	$4,621,417	$1,993,231

LIABILITIES, NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$143,000	$77,000
Term loan	350,000	350,000
Senior unsecured notes, net	1,434,560	-
Mortgage notes payable, net	287,138	18,816
Accounts payable and other liabilities	98,883	18,869
Assumed real estate lease obligations, net	89,842	26,475
Rents collected in advance	14,522	9,688
Security deposits	11,590	10,348
Due to related persons	4,129	1,588
Total liabilities	2,433,664	512,784

Commitments and contingencies

Noncontrolling interest	3,323	-

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,328,640 and 59,959,750 shares issued and outstanding, respectively	893	600
Additional paid in capital	2,179,223	1,441,036
Cumulative net income	283,355	250,238
Cumulative other comprehensive income (loss)	608	(23)
Cumulative common distributions	(279,649)	(211,404)
Total shareholders’ equity	2,184,430	1,480,447
Total liabilities, noncontrolling interest and shareholders’ equity	$4,621,417	$1,993,231

(END)